                                                                     EXHIBIT 5.1

                  [Letterhead of John Q. Hammons Hotels, Inc.]

                                  July 2, 2002


John Q. Hammons Hotels, L.P.
John Q. Hammons Hotels Finance Corporation III
300 John Q. Hammons Parkway
Suite 900
Springfield, MO  65806

         Re: John Q. Hammons Hotels, L.P. and John Q. Hammons Hotels Finance Corporation III
                8-7/8% Series B First Mortgage Notes due 2012

Ladies and Gentlemen:

         I serve as corporate counsel to John Q. Hammons Hotels, L.P., a Delaware limited partnership (the "Company") and John Q. Hammons Hotels Finance Corporation III, a Missouri corporation ("Finance" and, together with the Company, the "Issuers"), in connection with the registration by the Issuers of $510,000,000 in aggregate principal amount of the Issuers' 8-7/8% Series B First Mortgage Notes due 2012 (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4, registration number 333-89856 (as may be amended and supplemented, the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of effecting an exchange offer (the "Exchange Offer") for the Issuers' outstanding 8-7/8% Series A First Mortgage Notes due 2012 (the "Outstanding Notes"). The Exchange Notes are to be issued in the Exchange Offer pursuant to the Indenture (the "Indenture"), dated as of May 21, 2002, among the Issuers and Wachovia Bank, National Association, as Trustee, in exchange for the Outstanding Notes, of which $510,000,000 in aggregate principal amount is outstanding.

         In connection with the foregoing, I have examined the following documents:

         (i) the Registration Statement, including the Prospectus contained therein;

         (ii)     the Indenture;

         (iii)    the global securities representing the Outstanding Notes;

         (iv) a specimen of the global security representing the Exchange Notes; and

         (v) the originals (or copies identified to my satisfaction) of such documents and records of the Issuers together with certificates of public officials and officers of the Issuers, and such other documents, certificates, records and papers as I have deemed necessary for purposes of the opinions set forth in this letter.

         For purposes of the opinions expressed below, I have assumed (i) the authenticity of all documents submitted to me as originals, (ii) the conformity to originals of all documents submitted to me as certified or photostatic copies and the authenticity of the originals, and (iii) the genuiness of all signatures.

         Based upon the foregoing and such other information and documents as I have considered necessary for the purposes hereof, I am of the opinion that:

         1. The Company is a limited partnership duly formed and validly existing in good standing under the laws of the State of Delaware.

         2. Finance has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Missouri.

         3. The Indenture has been duly authorized by the Issuers and constitutes a valid and legally binding obligation of the Issuers.

         4. The issuance of the Exchange Notes has been duly authorized by all necessary corporate action of the Issuers and, when executed by the Issuers, authenticated and delivered by the Trustee, and issued in accordance with the Indenture and as described in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Issuers entitled to the benefits of the Indenture and will be enforceable against the Issuers in accordance with their terms, except as may be limited or otherwise affected by
(a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally and (b) principles of equity, whether considered at law or in equity.

         I consent of the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to me included therein. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Commission.

                                Very truly yours,

                                /s/ Debra M. Shantz

                                Debra M. Shantz
                                Corporate Counsel






                                       2